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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                       TO
                            CERTIFICATE OF FORMATION
                                       OF
                        CCFC II DEVELOPMENT COMPANY, LLC

         CCFC II Development Company, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the "Company"), does hereby certify:

         1.       The name of the Company is CCFC II Development Company, LLC.

         2. The Certificate of Formation of the Company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:

                  "1. The name of the limited liability company is CalGen Expansion Company, LLC."

         IN WITNESS HEREOF, the undersigned officer of the Company, has executed this Certificate of Amendment to Certificate of Formation of the Company on this 17th day of February, 2004.

                                                      By: /s/ Gustavo Grunbaum
                                                         -----------------------
                                                      Name: Gustavo Grunbaum
                                                      Title: Assistant Secretary

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 03:05 PM 02/17/2004
  FILED 03:05 PM 02/17/2004
SRV 040109308 - 3290780 FILE